As filed with the Securities and Exchange Commission on March 16. 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZW DATA ACTION TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	20-4672080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 1106, Xinghuo Keji Plaza, No. 2 Fengfu Road, Fengtai District

Beijing, PRC 100070

(86) 10 6084 6616

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Handong Cheng

Chairman, President and Chief Executive Officer

Room 1106, Xinghuo Keji Plaza

No. 2 Fengfu Road, Fengtai District

Beijing, PRC 100070

(86) 10 6084 6616

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP Beijing Representative Office

Suite 4301, Tower C, Beijing Yintai Center

2 Jianguomenwai Dajie, Chaoyang District

Beijing, People’s Republic of Chine

Phone: (86) 10 5954 3688

Facsimile: (86) 10 5954 3501

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, held by the Selling Stockholders named herein	2,970,840	$3.05	$9,061,062	$988.57
Total				$988.57(3)

(1) This registration statement covers the shares of ZW Data Action Technologies Inc. (the “Common Stock”) that are issuable pursuant to warrants to purchase 2,970,840 shares of Common Stock of which 2,606,000 shares are at a price of $3.59 per share and 364,840 shares are at a price of $4.4875 per share (the “Warrants”). Such shares may be sold from time to time by the selling stockholders. Pursuant to Rule 416(a), this registration statement also registers an indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purpose of paying the registration fee in accordance with Rule 457(c) based upon the average of the high and low sales price of the Registrant’s Common Stock of $3.05, as reported on the Nasdaq Stock Market on March 12, 2021.

(3) Paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion, Dated March 16, 2021

ZW DATA ACTION TECHNOLOGIES INC.

2,970,840 Shares of Common Stock Underlying Warrants

This prospectus relates to the resale of up to 2,970,840 shares of our common stock, par value $.001 per share (the “Shares”), issuable upon the exercise of warrants. The Shares may be sold from time to time by the Selling Stockholders named in this prospectus (“Selling Stockholders”). The warrants were acquired by the Selling Stockholders in a private placement that closed on February 18, 2021.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. However, to the extent that the warrants are exercised for cash, we will receive from any exercise of the warrants up to an aggregate of $10,992,759.50. We intend to use any proceeds received from the exercise of the warrants for working capital and general corporate purposes. We have agreed to pay the expenses in connection with the registration of these Shares.

The Selling Stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 10. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 8.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CNET.” The last reported sale price of our common stock on March 15, 2021 was $3.68.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 6 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is       , 2021

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	6
DESCRIPTION OF PRIVATE PLACEMENT	7
SELLING STOCKHOLDERS	8
PLAN OF DISTRIBUTION	10
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	12
LEGAL MATTERS	14
EXPERTS	14
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	15

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act registering the resale of the shares of Common Stock underlying Warrants owned by the Selling Stockholders named herein.

The registration statement includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “CNET,” “we,” “us,” “our,” “the Company” or similar words refer to ZW Data Action Technologies Inc., together with our subsidiaries.

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PROSPECTUS SUMMARY

The following summary may not contain all the information that may be important to you in making an investment in our securities. This prospectus incorporates important business and financial information about us that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.” Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to ZW Data Action Technologies Inc. and its wholly-owned subsidiaries and consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

Our Business

We are a holding company that conducts our primary businesses through our PRC subsidiaries and operating entities (the “VIEs”). Through our PRC operating subsidiaries and VIEs, we primarily operate one-stop services for our clients on our Omni-channel advertising, precision marketing and data analysis management system. We offer a variety channels of advertising and marketing services through this system, which primarily include distribution of the right to use search engine marketing services we purchased from key search engines, provision of online advertising placements on our web portals, provision of ecommerce O2O advertising and marketing services as well as provision of other related value-added data and technical services to maximize market exposure and effectiveness for our clients.

Our Principal Products and Services

Internet Advertising, Precision Marketing and Related Data Services

Founded in 2003 and 2011, respectively, 28.com and liansuo.com are two of the leading Internet portals for information relating to small business opportunities in China, and 28.com is one of the earliest entrants in this sector. In the past few years, we further developed and upgraded the system and tools of our advertising portals, including customer user interface, and integrated our mobile functions. Besides our advertising portals, we also have established solid partnership relations with key search engines in China which entitle us to the distribution of the right to use their search engine marketing service which allows our customers to invest in their online advertising and marketing campaign through multi-channel to maximize market exposure and effectiveness.

Our Internet advertising, precision marketing and related data services provide advertisers with tools to build sales channels directly in the form of franchisees, sales agents, distributors, and/or resellers, and have the following features which enable them to be attractive to the advertisers:

•	Allowing potential entrepreneurs interested in inexpensive franchise and other business ventures to find in-depth details about these businesses in various industries and business categories, with real-time and online assistance through an instant messenger;

•	Providing one-stop integrated Internet marketing and advertising services for SMEs by offering customized services and advertisement placement on various communication channels through intelligent based promotion systems;

•	Generating effective sales leads information; and

•	Bundling with advanced traffic generation techniques, search-engine optimization and marketing and other Internet advertising management tools to assist our clients with monitoring, analyzing and managing their advertising and data collected on our web portal.

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We typically charge our clients a fixed monthly fee for the Internet advertising and related data services that we provide on our ad portals. For distribution of the right to use the search engine marketing service, revenue is recognized on a monthly basis and at a gross amount, based on the direct cost consumed through search engines for providing such services with a premium, which typically is 3%-8%. A certain group of our clients also purchase effective sales lead information collected by our online advertising system, and we charge a fixed fee, which varies for different business types, for each effective sales lead information delivered to clients.

We derive our revenue principally by:

•	distributing the right to use search engine marketing service we purchased from key search engines to increase the sales lead conversion rate for our clients’ business promotion on both mobile and PC searches;

•	selling Internet advertising space on our advertising portals and providing related data service to our clients through the Internet advertising management systems developed and managed by us;

•	selling effective sales lead information; and

•	providing other e-commerce O2O advertising and marketing and related value-added technical services.

In early 2018, we commenced expansion into the blockchain industry and related technology. In January 2018, we announced our strategic partnership with Wuxi Jingtum Network Technology ("Jingtum”), a credible blockchain ecology builder. This strategic partnership with Jingtum is focused on blockchain technology to build a credible, fair and transparent platform for business opportunities and transactions. We aim to build a credible, traceable, and highly secured blockchain application infrastructure platform and develop effective business applications, including both mobile and web applications, to meet the large demand from the small and medium enterprises (“SMEs”). We believe that the applications of blockchain in the field of business development and marketing can help SMEs build a new business ecosystem based on algorithmic trust. With the introduction of blockchain technology, we will gradually shift our platform-centric services in the past towards decentralizing services, solving trust issues in business cooperation and services and enhancing user vitality and loyalties. We also plan to gradually shift from providing information services to providing transaction services for business opportunities so as to create a multi-industry and cross-chain value-based internet sharing business.

For the years ended December 31, 2019 and 2018, as we initiated our Business Opportunity Social Ecosystem (“BOSE”), we were in the process of developing two blockchain-technology powered platform applications named BO!News and OMG, respectively. Our blockchain-powered platform together with the applications aim to build a social community which facilitates various types of users, such as business owners, entrepreneurs, suppliers and customers or any individual who is interested in starting up a business, to share business opportunities and related information and allows users to conduct certain business transactions that can be recorded and verified through the blockchain-technology applied by our applications. In return, our platform will use a reward point mechanism generated on blockchain in the form of token to keep track and award the users for their contributions to our platform applications. These reward points are not associated with any cryptocurrency and will not be listed in any crypto exchange can only be used within our BOSE, such as, exchange for our advertising and marketing services.

To enhance the reliability of our future blockchain services and optimize location for client proximity, we incorporated a new wholly-owned subsidiary, ChinaNet Online (Guangdong) Technology Co., Ltd. (“ChinaNet Online Guangdong”) in May 2020 as we are in the process of expanding our corporate business and technology headquarters to the city of Guangzhou in Southern China. ChinaNet Online Guangdong has officially commenced its operations since July 2020. Along with the development of new customer base in southern China in future periods, we plan to gradually transfer a portion of our core business activities to ChinaNet Online Guangdong. We are also currently seeking for new local business partners to develop new high-technology related business, including blockchain services.

In June 2020, we made an investment of RMB0.19 million (approximately US$0.03 million) in cash to Business Opportunity Chain (Guangzhou) Technology Co., Ltd. (“Business Opportunity Chain Guangzhou”), a newly established entity in which we beneficially own a 19% equity interest. Our investment to Business Opportunity Chain Guangzhou is aiming to further integrate our resources in customer base, media operations and technology for the development of webcast platform based business promotion service and franchise consultancy service.

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In October 2020, we incorporated a new majority-owned subsidiary, Qiweilian (Guangzhou) Technology Co., Ltd. (“Qiweilian”), in which an unrelated party owns 49% and we own 51% equity interest. Qiweilian was established for the development of digital business promotion services to SMEs based on WeChat.

Effective October 14, 2020, we changed our corporate name from ChinaNet Online Holdings, Inc. to ZW Data Action Technologies Inc.

In early December 2020, we completed our Blockchain Integrated Framework for retail business, or BIF, to provide a framework platform for more accessible and efficient integration of small and medium sized retail business users. BIF provides on-time delivery, real-time information, and record-time service for retail business users while consolidating both Key Opinion Leader (“KOL”) and Online-to-Offline marketing and advertising information. Harnessing the benefits of blockchain-powered technology, BIF could improve security, give retailers more control over their data, and create new forms of marketing to help retailers meet consumer needs with higher precision and capture the value otherwise missed. We plan to complete the integration of BO!News and OMG onto BIF for commercial release by the first half of 2021 and launch BIF to retail business users before the end of the third fiscal quarter of 2021.

In early December 2020, we announced the official opening of our first live streaming platform in Guangzhou, China. The Platform boasts a 5,000-square-meter office that provides a powerful livestreaming channel. It features livestreaming ecommerce, ecommerce support service, influencer stream shopping, private traffic boosting, supply chain service, and supply chain finance.

In December 2020, we completed an offering of shares of our common stock together with warrants which resulted in gross proceeds of $7.0 million. In February 2021, we completed an additional offering of shares of common stock and a concurrent private placement of warrants to purchase common stock which results in gross proceeds of $18.7 million.

 With further enhancement of technology on both blockchain development and internet traffic and data analytics for the implementation of BOSE, in January and February 2021, we have initiated and executed a series of partnerships and cooperation to execute our business plan on building up BOSE to capture the business opportunity with the opening of our live steaming platform. Our preliminary business plan included: connecting BOSE to Enterprise Wechat and CRM SaaS for consolidating and accumulating behavior data in social media; enhancing online branding and management service and aggregating more efficient ROI and cost-effective advertising and marketing services to our clients; offering services for the supply chain finance with the focus on the target audiences of KOLs and O2O e-commerce merchants, with options and selections of digital assets, and adoption of crypto payment gateways with licensed partners; utilizing upgraded decentralized financial technology and building Defi service on BIF platform for intellectual property rights with expansion of the BIF technology on blockchain mining.

Intellectual Property

As of the date hereof, we have twenty-four software copyright certificates issued by the State Copyright Office of the PRC (“SCO”), including, but not limited to, software systems covering monitoring and management platforms on internet advertising effects, analysis systems on internet traffic statistics and internet user behavior, analysis systems on log-based visit hotspot and browsing trails and analysis systems on search engine marketing.

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Corporate Structure

Our direct wholly owned subsidiary, China Net BVI, was incorporated in the British Virgin Islands on August 13, 2007. On April 11, 2008, China Net BVI became the parent holding company of a group of companies comprised of CNET Online Technology Co. Limited, a Hong Kong company (“China Net HK”), which established, and is the parent company of, Rise King Century Technology Development (Beijing) Co., Ltd., a wholly foreign-owned enterprise (“WFOE”) established in the PRC (“Rise King WFOE”). In October 2008, Rise King WFOE acquired control over Business Opportunity Online (Beijing) Network Technology Co., Ltd. (“Business Opportunity Online”) and Beijing CNET Online Advertising Co., Ltd. (“Beijing CNET Online”) (collectively the “PRC Operating Entities” or the “VIEs”) by entering into a series of contracts (the “Contractual Agreements” or the “VIE Agreements”), which enabled Rise King WFOE to operate the business and manage the affairs of the PRC Operating Entities. Rise King WFOE is our indirect wholly-owned subsidiary that is a registered wholly foreign owned enterprise in the PRC. Business Opportunity Online and Beijing CNET Online are based in Beijing, PRC and owned by three Chinese citizens, including Mr. Handong Cheng, our chairman and chief executive officer, who owns a 46% equity interest in both Business Opportunity Online and Beijing CNET Online.

Our Principal Executive Offices

Our executive offices are located at Room 1106, Xinghuo Keji Plaza, No. 2 Fengfu Road, Fengtai District, Beijing, PRC 100070. Our telephone number is +86-10-6084-6616. Our corporate website is at www.zdat.com. Information contained on, or accessed through our website is not intended to constitute, and shall not be deemed to constitute, part of this prospectus.

The Offering

This prospectus relates to the sale by the Selling Stockholders of up to 2,970,840 shares of our common stock underlying warrants.

Common stock offered by Selling Stockholders	2,970,840 Shares

NASDAQ Symbol	CNET

Risk Factors	See “Risk Factors” beginning on page 6 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

5

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 that is incorporated by reference herein and in any of our other filings that are subsequently filed after the date of this prospectus and incorporated by reference herein in their entirety. If any of the risks contained in or incorporated by reference herein occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. However, to the extent that the warrants are exercised for cash, we may receive up to an aggregate of $10,992,759.50. We intend to use any proceeds received from the exercise of the warrants for working capital and general corporate purposes. We have agreed to pay the expenses in connection with the registration of these Shares.

6

DESCRIPTION OF PRIVATE PLACEMENT

On February 16, 2021, we entered into a securities purchase agreement with the selling stockholders for the issuance and sale of an aggregate of 5,212,000 shares of common stock pursuant to a registered direct offering at a per share price of $3.59. We also conducted a concurrent private placement of 2,606,000 warrants to purchase shares of our common stock. The warrants were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended. The closing of the issuance and sale of these securities was consummated on February 18, 2021 (“Issuance Date”).

We received gross proceeds of $18.7 million from the sale of these securities, before deducting placement agent fees and offering expenses, and excluding the exercise of any warrants. The placement agent received a warrant to purchase 364,840 shares of common stock at a per share price of $4.4875 which represented 125% of the exercise price of the warrants sold in the private placement.

We filed the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations under the registration rights agreement entered into concurrently with the securities purchase agreement with the selling stockholders to provide for the resale by the selling stockholders of the shares of common stock underlying the warrants and offered hereby.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling shareholders are those issuable to the selling shareholders upon exercise of the warrants. For additional information regarding the issuance of the warrants, see “Private Placement of Warrants” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. The selling shareholders are existing shareholders and purchased shares of our common stock in the registered direct offering in February 2021, along with the warrants, as well as in prior offerings.

The table below lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by the selling shareholders, based on their respective ownership of shares of common stock and warrants, as of March 9, 2021, assuming exercise of the warrants held by each such selling shareholder on that date.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders and does not take in account any limitations on exercise of the warrants set forth therein. In accordance with the terms of a registration rights agreement with the holders of the warrants, this prospectus generally covers the resale of 100% of the maximum number of shares of common stock issued or issuable pursuant to the Warrants. Because the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent (but only to the extent) such selling shareholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% or 9.99% of the of the outstanding shares of the Company at the option of the shareholder. The number of shares in the second column reflects these limitations. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock and Warrants Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock and Warrants Owned After Offering

Intracoastal Capital, LLC (1) (2)	651,500	651,500	---
Anson Investments Master Fund LP (2) (3)	488,625	488,625	---
Anson East Master Fund LP (4)	162,875	162,875	---
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (2) (5)	651,500	651,500	---
Hudson Bay Master Fund Ltd. (6)	651,500	651,500	---
Jian Ke (7)	653,840	364,840	289,000

(1)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

(2)	Excludes warrants to purchase 576,132 shares of common stock at a per share price of $2.03. These warrants are not exercisable until June 14, 2021 and therefore are not deemed to be beneficially owned.

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(3)	Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson Investments”), hold voting and dispositive power over the Common Shares held by Anson Investments. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson Investments is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)	Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson East”), hold voting and dispositive power over the common stock held by Anson East. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson East is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(5)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alton Opportunity Master Fund, SPC – Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Road West, 2nd Floor, Westport, CT 06880.

(6)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd and Sander Gerber disclaims beneficial ownership over these securities.

(7)	The address of the principal business office of Jian Ke is 5 Concourse Parkway, Suite 3000, Atlanta, GA 30328. Mr. Ke is the President of FT Global. Mr. Ke’s holdings of the Company’s securities include: (i) 160,000 shares of the Company’s common stock held by “Firsttrust Group, Inc.” with respect to which Mr. Ke may be deemed to have beneficial ownership, (ii) warrants to purchase 129,000 shares of the Company’s common stock which warrants expire in July 2021, and (iii) warrants to purchase 364,840 shares of the Company’s common stock exercisable at the per share price of $4.4875. In addition, the selling shareholder also holds warrants to purchase 302,469 shares of the Company’s common stock. However, since such warrants are not exercisable until June 14, 2021, he currently is not deemed to have beneficial ownership over such securities.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the Registration Statement is declared effective by the SEC;
•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the shares of common stock by other means not described in this prospectus. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $25,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and our bylaws, as amended, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Nevada law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and bylaws, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our articles of incorporation and bylaws, see “Where You Can Find More Information.”

Common Stock

We have 50,000,000 authorized shares of common stock, $.001 par value per share, of which 31,274,915 shares of common stock are issued and outstanding and 10,408,681 are reserved for issuance pursuant to the exercise of options and warrants to purchase shares of common stock and for future grants of common stock and options as of the date of this prospectus. Each holder of shares of common stock is entitled to one vote per share at stockholders’ meetings. Our articles of incorporation do not provide for cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive, pro rata, such dividends as may be declared by the board of directors out of funds legally available therefor, and are also entitled to share, pro rata, in any other distributions to the stockholders. Upon any liquidation, dissolution or winding-up, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of common stock do not have any preemptive rights or other rights to subscribe for additional shares. The outstanding shares of common stock are paid for, fully paid and non-assessable.

Securities Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “CNET.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer.

Preferred Stock

As of the date of this prospectus, our articles of incorporation authorize us to issue 20,000,000 shares of preferred stock, par value $0.001 per share, none of which is currently designated or outstanding. Pursuant to our articles of incorporation, our board of directors has the authority to provide for the issuance, in one or more series, of our authorized preferred stock and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of our preferred stock. The rights, privileges, preferences and restrictions of any such series of our preferred stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of preferred stock or common stock. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The rights, preferences, privileges and restrictions of any series of preferred stock that we may offer under this prospectus will be set forth in the particular articles supplementary that we would file with the State of Nevada. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of any articles supplementary that describe the terms of the series of preferred stock we may offer before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we may offer, including, but not limited to:

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•	the distinctive designation and the maximum number of shares in the series;

•	the number of shares we are offering and purchase price per share;

•	the liquidation preference, if any;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	any listing of the preferred stock on any securities exchange or market;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information.

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LEGAL MATTERS

Certain legal matters governed by the laws of the State of New York and the State of Nevada with respect to the validity of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated balance sheets of ChinaNet Online Holdings, Inc. and subsidiaries as of December 31, 2019 and the related consolidated statements of operations and comprehensive loss, and cash flows for the year then ended are incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K, which have been audited by Centurion ZD CPA & Co., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of ChinaNet Online Holdings, Inc. and subsidiaries as of December 31, 2018 and the related consolidated statements of operations and comprehensive loss, and cash flows for the year then ended are incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K, which have been audited by Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o ZW Data Action Technologies Inc., at the Company’s office located at Room 1106, Xinghuo Keji Plaza, No. 2 Fengfu Road, Fengtai District, Beijing, PRC 100070. The Company’s telephone number is +86-10-6084-6616.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.zdat.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

•	Current Reports on Form 8-K, filed on February 20, 2020, March 20, 2020, April 23, 2020, May 15, 2020, June 25, 2020, August 7, 2020, October 13, 2020, October 14, 2020, December 11, 2020, December 14, 2020, February 17, 2021 and February 19, 2021;

•	Definitive Information Statement on Schedule 14A filed on September 2, 2020; and

•	The description of our common stock set forth in our Registration Statement on Form 8-A (Registration No. 01-34647) filed with the SEC on March 2, 2010, including any amendments thereto or reports filed for the purpose of updating such description.

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the filing of this prospectus (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), prior to the termination of this offering, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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ZW Data Action Technologies Inc.

PROSPECTUS

2,970,840 Shares of Common Stock Offered by the Selling Stockholders Named Herein

, 2021

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts other than the registration fee are estimated):

Amount to be Paid
Registration fee – Securities and Exchange Commission	$988.57
Accountants’ fees and expenses	**
Legal fees and expenses	**
Stock exchange listing fees	**
Printing expenses	**
Miscellaneous	**
Total	$988.57

**	These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our articles of incorporation and bylaws.

Under the NRS, officer and director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. The NRS provides that an officer or director will not be liable for acts or omissions unless it is proven that the officer’s or director’s acts or omissions constitute a breach of fiduciary duties and such breach involved intentional misconduct, fraud, or a knowing violation of law. Our articles of incorporation provide that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the director’s liability shall not be eliminated or limited for (i) breach of any duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) an act or omission occurring before the person was a director of the Company.

Our articles of incorporation and bylaws provide that we will indemnify our directors, officers, employees, and agents, to the fullest extent to the extent required by the NRS, and our bylaws provide that we shall indemnify such individuals to the extent permitted by the NRS. Our bylaws also provide that we may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

The NRS permits us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or on behalf of the Company, by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was servicing at the request of the Company as a director, officer, employee, or agent of another entity, against expenses, including attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit, or proceeding if such person has exercised his powers in good faith and with a view to the interests of the Company; or acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

Indemnification under the NRS may not be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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The NRS also provides that to the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding for which the Company is permitted to provide indemnification, or in defense of any claim, issue, or matter therein, the Company is required to indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Our articles of incorporation and the NRS require the Company to advance expenses of an officer or director as incurred in defending a civil or criminal action, suit, or proceeding upon receipt of an undertaking from the officer or director to repay the amounts advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to such indemnification.

Item 16.	Exhibits

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 16, 2021.

ZW DATA ACTION TECHNOLOGIES INC.
By:	/s/ Handong Cheng
	Name:	Handong Cheng
	Title:	Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Handong Cheng and Mark Li his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Date: March 16, 2021	/s/ Handong Cheng
Handong Cheng Chairman, Chief Executive Officer and President (Principal Executive Officer)

Date: March 16, 2021	/s/ Mark Li
Mark Li Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 16, 2021	/s/Pau Chung Ho
Pau Chung Ho Director

Date: March 16, 2021	/s/ Chang Qiu
Chang Qiu Director

Date: March 16, 2021	/s/ Zhiqing Chen
Zhiqing Chen Director

Date: March 16, 2021	/s/ George Kai Chu
George Kai Chu Director

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EXHIBIT INDEX

Exhibit Number	Title

4.1*	Form of Common Stock Certificate

5.1	Opinion of Loeb & Loeb LLP as to the legality of certain securities being registered.

23.1	Consent of Centurion ZD CPA & Co.

23.2	Consent of Marcum Bernstein & Pinchuk LLP

23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages to the registration statement).

*    To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.